Exhibit 99.1

                                                    Repligen Corporation
                                                    41 Seyon Street
RepliGen                                            Building #1, Suite 100
                                                    Waltham, Massachusetts 02453
                                                    Telephone: 781-250-0111
FOR IMMEDIATE RELEASE                               Telefax:   781-250-0115
--------------------------------------------------------------------------------

CONTACT:
Walter C. Herlihy, Ph.D.                                 David A. Walsey
President and Chief Executive Officer                    The Ruth Group
(781) 250-0111, ext. 2000                                (646) 536-7029

              Repligen Reports First Quarter 2004 Financial Results

WALTHAM, MA - July 31, 2003 - Repligen Corporation (Nasdaq: RGEN) today reported results for the first quarter of fiscal year 2004 ended June 30, 2003. Total revenue for the quarter was $2,061,000 compared to total revenue of $1,619,000 for the first quarter of fiscal year 2003, an increase of 27%. Total revenue for the first quarter consisted of rProtein A(TM) sales, SecreFlo(TM) sales, a product for pancreatic assessment that was launched in October 2002, and research revenue. Gross profit for the first quarter was $1,205,000, or 59% of revenue compared to $949,000, or 59% of revenue for the first quarter of fiscal year 2003.

Operating expenses for the first quarter of fiscal year 2004 ended June 30, 2003 were $3,331,000 compared to $2,109,000 for the first quarter of fiscal year 2003. The net loss for the first quarter of fiscal year 2004 ended June 30, 2003 was $2,028,000 or $.07 per share, compared to $991,000 or $.04 per share for the first quarter of fiscal year 2003. Cash and investments as of June 30, 2003 were $29,395,000.

"We made significant progress this quarter in advancing our clinical candidates and improving our financial strength," stated Walter C. Herlihy, President and Chief Executive Officer of Repligen. "As we look forward to the next six months, we expect results from our lead Phase 3 clinical trial of secretin in autism, initiation of our Phase 2 clinical trial of secretin in schizophrenia and potential progress in developing our patent position for CTLA4-Ig."

Quarterly Highlights

      o We completed enrollment in our lead Phase 3 clinical trial of secretin for autism in May. The last patient will have their last visit in November and the results are anticipated by the end of the year. All 17 of the Phase 3 sites have expressed interest in participating in the Phase 3 extension study which involves dosing with secretin once every three weeks for a period of a year and will enable us to collect valuable long term safety data. The extension study is being conducted at our election and will not impact the timeline of the Phase 3 study.

      o We plan to submit a Phase 2 clinical trial protocol to the FDA in September for schizophrenia targeting the social deficits ("negative symptoms") characteristic of many patients with schizophrenia. This double blind, placebo-controlled study will target patients who are refractory to the current standard of care and is expected to initiate later this year at multiple centers in the United States. There are approximately 2 million people in the United States with schizophrenia.

                                     -more-

Repligen Reports First Quarter 2004 Financial Results, July 31, 2003
Page 2 of 3

      o The CTLA4-Ig trial against Bristol-Myers Squibb for correction of inventorship of certain patents relating to CTLA4-Ig is complete and we are currently awaiting a ruling from the Court. Repligen and the University of Michigan have accused Bristol-Myers Squibb of failing to name a University scientist as an inventor on the CTLA4 patents issued to Bristol and of engaging in fraudulent conduct to obtain certain of the patents.

      o Repligen was added to the Russell 2000(R) Index, which is determined by objective rules, such as market capitalization rankings which will remain in place for a year. Russell indexes are used by investment managers for index funds and as benchmarks for both passive and active strategies. About $220 billion is invested in index funds based on Russell's indexes and an additional $850 billion is benchmarked to them. Investment managers who oversee these funds purchase shares of member stocks according to that company's weighting in the particular index.

      o We completed a private placement for gross proceeds of $12.5 million, which will enable us to expand our efforts to develop secretin for autism and schizophrenia, to increase our investment in the process development and manufacturing of CTLA4-Ig and for working capital, capital expenditures and general corporate purposes.

      o We entered into a binding term sheet for settlement of the Pro-Neuron complaint related to triacetyl uridine, which will be dismissed upon execution of definitive agreements. Under the terms of the settlement, Repligen will receive $750,000 and the UCSD License Agreements will be revised to exclude the field of acylated pyrimidines. We will continue our clinical trials of TAU in bipolar disorder/major depression and purine autism for up to two years and will discontinue our clinical trial of TAU in mitochondrial disease.

      o Researchers from Duke University Medical Center reported that SecreFlo(TM) reduced the incidence of pancreatitis in patients undergoing an invasive diagnostic procedure called ERCP. Analysis of patient subgroups indicated that the prevention of pancreatitis after ERCP was particularly significant in those patients undergoing a surgical procedure involving the bile duct.

Quarterly Conference Call

Repligen's President and Chief Executive Officer, Walter C. Herlihy, Ph.D., will host a conference call and webcast on Friday, August 1st at 11 a.m. EDT, to provide a quarterly update of the Company. This call can be accessed at www.repligen.com or you may listen to the live broadcast by calling (800) 915-4836 for domestic calls and (973) 317-5319 for international calls.

About Repligen Corporation

Repligen Corporation is a biopharmaceutical company committed to being the leader in the development of new drugs for pediatric developmental disorders including autism, immune and metabolic disorders. Repligen has a Specialty Pharmaceuticals business comprised of rProtein A(TM) and SecreFlo(TM), the profits from which will be used to support the development of our proprietary products. rProtein A(TM) is a consumable reagent used by the pharmaceutical industry to produce a class of drugs called monoclonal antibodies and SecreFlo(TM), secretin for injection, is marketed to gastroenterologists for pancreatic assessment and for use during a gastrointestinal procedure called ERCP. Repligen's corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested from www.repligen.com.

                                     -more-

Repligen Reports First Quarter 2004 Financial Results, July 31, 2003
Page 3 of 3

                             SELECTED FINANCIAL DATA

Operating Statement Data:

                                                       Three-months ended
                                                            June 30,

                                                     2003              2002
                                                 ------------------------------
Revenue:
     Product revenue                             $  2,043,000      $  1,619,000
     Research revenue                                  18,000                --
                                                 ------------      ------------
Total revenue                                       2,061,000         1,619,000
Cost of revenue                                       856,000           670,000
                                                 ------------      ------------
     Gross profit                                   1,205,000           949,000
Operating expenses:
     Research and development                       1,428,000         1,227,000
     Selling, general and administrative            1,903,000           882,000
                                                 ------------      ------------
Total operating expenses                            3,331,000         2,109,000

Loss from operations                               (2,126,000)       (1,160,000)
Investment income                                      98,000           169,000
Net loss                                         $ (2,028,000)     $   (991,000)
                                                 ============      ============

Basic and diluted net loss per share             $       (.07)     $       (.04)
                                                 ============      ============

Basic and diluted weighted average
shares outstanding                                 28,987,000        26,643,000
                                                 ============      ============

Balance Sheet Data:

                                                 June 30, 2003    March 31, 2003
                                                 -------------    --------------
Cash and investments                             $ 29,395,000      $ 18,909,000

Total assets                                       36,806,000        26,793,000

Stockholders' equity                               34,433,000        24,550,000

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance, management's strategy, litigation, plans and objectives for future operations, clinical trials and results and product development and manufacturing plans and performance such as the anticipated growth in the monoclonal antibody market and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the success of our clinical trials and our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of current and future litigation regarding our patent and other intellectual property rights, the risk of litigation with collaborative partners, our limited sales and marketing experience and capabilities, our limited manufacturing capabilities and our dependence on third-party manufacturers and value-added resellers, our ability to hire and retain skilled personnel, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies that may develop new approaches to the treatment of our targeted diseases, our history of losses and expectation of incurring continued losses, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, our volatile stock price, the effects of our anti-takeover provisions, and other risks detailed in Repligen's filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

                                       ###